EXHIBIT 99.1

IMPERIAL INDUSTRIES, INC.

Moderator: Danny Ponce
May 15, 2006
7:00 am CT

Coordinator:

Good morning and thank you all for holding. I’d like to remind parties, this call is being recorded. If anyone has any objections please disconnect at this time. At this time your lines are on a listen-only mode.

During the question and answer session, please touch star 1 on your touch-tone phone.

Now I’d like to turn the call over to Mr. Danny Ponce. Thank you, sir. You may begin.

Danny Ponce:

Good morning. This is Danny Ponce, Chairman of the Board of Imperial Industries and I’d like to welcome everyone to Imperial Industries investor conference call.

The purpose of the conference call is to discuss recent corporate developments relative to Friday – last Friday’s first-quarter 2006 earnings release. The first-quarter results were released Friday, May 12, 2006, after the market closed.

If for some reason you have not received a copy of the news release, you may obtain a copy from the company’s website, www.imperialindustries.com.

In addition the company refers you to it’s more recent Form 10-Q filed with the Securities Exchange Commission on Friday for more in-depth discussion of matters related to the company’s financial performance for the last three months.

On today’s call is myself, as I said earlier, Danny Ponce – that’s Daniel Ponce, Chairman of the Board of the company, as well as our company’s Executive Vice-President, Principal Executive Officer, Howard L. Ehler and Steven Healy, our company’s Chief Financial Officer.

I will provide a brief overview of the company and then I will turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, each of us will entertain questions from you.

Before we get started, we would like to remind you that this conference call may contain forward looking statements regarding future events or future financial performance of the company; including without limitation, growth opportunities and other statements that refer to the company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward looking statements are based upon information available to the company’s management as of today and the company assumes no obligation to update these statements as circumstances arise.

The company’s future performance involves many risks, uncertainties and assumptions that are difficult to predict. The company’s actual results may vary. Please refer to cautionary statements and risk factors regarding such matters included in the company’s most recent 10-Q and our other public filings with the Securities Exchange Commission.

At this time, I would like to provide a brief statement regarding the company’s performance and then turn the discussion over to Mr. Ehler and Mr. Healy.

Danny Ponce:

The first-quarter 2006 results reflect continuing strong internal growth, principally because of the ongoing underlying strength in the housing and commercial construction markets and the company’s trade market in the Southeastern United States.

In addition, the increase in construction product demand realized shortly after Hurricane Katrina struck the Southeast United States Gulf Coast in the third-quarter of 2005, has continued and favorably continued to impact – and favorably impacted first quarter results.

Reconstruction activities in the damaged areas is expected to continue to have a positive impact on the company’s financial results for the foreseeable future.

The significant increase in net income in the first-quarter of 2006 compared to the same quarter in 2005 was primary attributable to the leveraging of the company’s fixed costs over higher sales volumes.

We are pleased that strong product demand has continued in the first-quarter of the year and that we were able to leverage strong sale gains into higher profits.

We remain focused in our efforts to take advantage of strong construction markets in the Southeastern United States as evidenced by the company’s recent opening of new distribution facilities, and are presently acting on other expansion opportunities in our trade areas to profitably expand and grow our business.

We believe our operations are strategically located in high-growth markets, which positions our company to benefit from the continuing strength in construction activity.

However, we, as well as others, will continue to face challenges to satisfy market demands for certain products, distributed products, to current industry shortage of such products.

Now I would like to turn the discussion over to Howard Ehler so we can discuss the actual financial performance of the company for the first-quarter.

Howard Ehler:

Thank you. I’d like to briefly provide the financial highlights for the three months ended March 31, 2006. Net sales for the three months ended March 31, 2006 were 20,033,000 compared to 16,592,000 in the same period in 2005, an increase of 20.7%.

For the first-quarter ended March 31, 2006, the company had a net income of 1,081,000 compared to 831,000 for the same period in 2005, an increase of 30.1%. Net income per diluted share for the three months ended March 31, 2006 was 42 cents compared to 33 cents in the same period in 2005, an increase of 27.3%.

The first quarter profits were the company’s highest quarterly profits in the past 25 years and our 12th consecutive profitable quarter.

Danny Ponce:

In summary, the company is extremely pleased with first-quarter results. I would like to express our appreciation for the continued support of our shareholders, our customers, vendors and employees.

At this time, as had become our tradition, we’d like to open this up for questions from anybody who’s on the call.

Please limit yourself to one question each so that we may have time sufficient to have everyone ask at least one question. If we have time for more questions, we’ll open it up again.

In order to ask a question, callers, you need to hit star 1 and you’ll be queued up and advised when to speak. Thank you very much.

Coordinator:

And again, as a reminder, if you would like to ask a question, please press star 1 on your touch-tone phone. You’ll be prompted to record your name, (unintelligible) your question, press star 2.

The first question comes from (Mike Hughes), (unintelligible).

(Mike Hughes):

Yes, on the wall board shortages that you referred to in the 10-Q, I know that’s kind of an industry-wide phenomenon and most of the big players are operating at capacity, but did the shortages actually become more acute during the quarter?

Howard Ehler:

Danny, do you want me to – this is Howard Ehler. Danny, do you want me to take that question?

Danny Ponce:

(Mike), is your question, did they become more acute during the quarter?

(Mike Hughes):

Correct.

Danny Ponce:

Okay Howard, yes, sure why don’t you answer that, Howard.

Howard Ehler:

Okay, sure. We sense that they had become more acute, and as you said what’s happening is the industry overall, from all indications, is operating in excess of 95% capacity.

In fact, USG Corporation, I noticed in their last form 10-Q filing, are operating at 99% capacity and they represent 30% of the industry production of gypsum wall board.

So, we have seen, as building has heated up and continues strong throughout the country, it has been a little bit more difficult to obtain board this past quarter than it was last year at this time.

I think their production is up to, they indicated in their report, their production was up 12-15% and I say, at 99% capacity which I’m sure is probably similar to the other producers of that product line. It has become more difficult this year compared to last year at this time, to obtain products.

(Mike Hughes):

Okay, were your wall board volumes actually up in the first-quarter of ‘06, verses ‘05?

Howard Ehler:

They – the wall board volumes were very similar to where they were last year at this time. And again, the fact of the shortages, it’s just that we’re not able to get additional product compared to what our allocated portion has been.

(Mike Hughes):

Right, and you refer to USG so I’ll do the same. I think, you know, if your volumes were flat, my understanding is USG’s pricing the first-quarter was up 28% year over year?

Howard Ehler:

Yes, when I say volumes are flat, I meant units – availability units. Pricing is definitely up and there was just a recent price increase again in March.

(Mike Hughes):

Right, so even if your volume were to stay flat in the second-quarter, if you’re passing along the same 28% price increase every year that USG experienced the first-quarter, you’d have some pretty good sales growth from that line of business, correct?

Howard Ehler:

You would expect that to happen, yes sir, absolutely.

(Mike Hughes):

My last question on this topic. What percentage of your distribution sales are actually from wall board?

Howard Ehler:

The – that probably runs right at 10% of sales.

(Mike Hughes):

Okay, thank you very much.

Howard Ehler:

Okay.

Danny Ponce:

To put further clarification on that -- and I’ll just comment a little bit upon – this is Mr. Ponce. I’m really proud of our sales group and our buying group for what they’ve been doing to find wall board.

I mean, we’ve scoured the country; board is being brought into the Southeast United States from Canada and other sources. We’ve heard stories of some companies even bringing it in from China.

So, this is not going unnoticed. I think our group did a great job in the first quarter and will continue to do a great job in the rest of this year in allocating and finding drywall. Next question.

Coordinator:

We have a question from (Jim Winchester). Your line is open.

(Jim Winchester):

Yes, good morning. First off, congratulations, great quarter.

Danny Ponce:

Jim, thank you. The first person that said that.

(Jim Winchester):

Okay, well it looked pretty good to me. I’ve got a three-part question. I hope it’s all under the heading of my allocation here. First part here is closure costs in first-quarter associated with DFH shutdown. Was there anything additional in the first-quarter?

Steven Healy:

The actual closure cost incurred was slightly higher than our estimate at 12-31-05 but it remained very consistent.

(Jim Winchester):

Okay, so if I’m looking at – looks like there was about $40,000 identified in the 10-Q. Was there anything beyond that that I should – that wouldn’t have been categorized in that matter?

Steven Healy:

No, it’s all reflected in the 10-Q.

(Jim Winchester):

Okay, second is distribution centers and I think Mr. Ponce mentioned other expansion opportunities, new DCs, etc. Could you maybe put a little bit of meat on the bone, just give us a better sense of what the plan is for this year. What markets you’d like to be in by the end of the year.

Danny Ponce:

Okay, why don’t – this is Mr. Ponce and Howard and I will try to answer that. As we’ve indicated last year and in some of our releases and I think in the K. Our goal is to continue to expand our opportunities in the Southeastern United States. Obviously, you all know the foot print that we already have.

So, we’re looking at opening up new facilities in Florida, as well as other locations in the Southeast. We have already opened up Mobile, Alabama last – first-quarter of last year – of this year, I’m sorry.

As you all know St. Augustine opened up last year. We are continuing – we are in the process right now of actually finalizing leases in two new locations. At this particular moment I don’t want to disclose what they are, just for competitive purposes until we actually have them up and running and situated.

We don’t want to give anybody a head start on trying to come compete with us in these areas.

(Jim Winchester):

Yes.

Danny Ponce:

But, we’re continuing to look at market places and expansion. As you can well image, right now, any existing businesses that are for sale out there are at unimaginable premiums. Anybody that’s in this business that’s not making money right now is doing a pretty poor job of running their business.

(Jim Winchester):

Yes.

Danny Ponce:

So, we’re really not finding a lot of opportunity to buy existing businesses without going out and spending what we would consider to be a, you know, a ridiculous sum of money.

So we’ve continued successfully our greenfield approach which is opening up our own facilities and we taken the -- obviously a lot of the profits we’ve made over the last year and put them into that along with our credit-line availabilities.

So, we have one – two new facilities coming online in Florida, I’ll give you that much – in the state. We’ve got, like I said, Mobile, Alabama that’s just come on and we’re still looking for some other opportunities in the Southeast United States, including Louisiana, but we have not gone hard on anything yet.

(Jim Winchester):

Okay, final question, accounting question, probably for Howard. Tax rate on a go forward basis, what should we be assuming second, third, fourth quarter?

Steve Healy:

The tax-rate should be – continue to be consistent with Q1 of 2006, which is slightly higher than 2005.

(Jim Winchester):

Yes.

Steve Healy:

So we’ve expected the effective rate to remain consistent.

Danny Ponce:

Now that was Steve Healy answering that question, our CFO.

(Jim Winchester):

Okay, great. That’s very helpful. Thank you.

Danny Ponce:

All right, thank you. Have a great day.

(Jim Winchester):

Thanks.

Coordinator:

And again, as a reminder, if you’d like to ask a question, please press star 1 now on your touch-tone phone.

We have a question from (Mike Hughes), your line is open.

(Mike Hughes):

Yes, a couple of follow-ups. Did the Mobile facility actually generate a profit or a loss in the first-quarter?

Howard Ehler:

The Mobile facility – we finalized – this is Mr. Ehler. We finalized the lease in mid-February and we really didn’t get it setup and up and going until the end of March as far as getting inventory in place and the manpower in place to get it up and running. So, it was a slight – there was a slight loss in the first quarter but it’s a very nominal number.

(Mike Hughes):

Okay, so will that facility starts to contribute by probably the third-quarter, is that kind of how it works, six months or so?

Howard Ehler:

That’s how it works. I think our expectations is hopefully sometime toward the end of the second-quarter we can get the operation into the black.

(Mike Hughes):

Okay. And then just on the inventory balance, I think it was up a little bit sequentially on basically flat sales, $6.6 million to $8.1. Is that in anticipation of kind of a seasonally stronger second-quarter?

Howard Ehler:

There’s two factors. Number one, what you pointed to seasonally the second-quarter has been greater than our first and also there was some significant price increase in metal products and our locations took a position to build up inventory prior to a price increase in metal products.

(Mike Hughes):

Okay, and on that topic, when you have wall board inventory and there’s a price increase, I would assume that helps the margins out in the short-term. Is that right?

Howard Ehler:

Well, it helps the margins out but however, because that product is on such allocation and has such a high turnover, the trend is, obviously with a favorable pricing trend, it’s a favorable inventory trend. But, because you’re selling everything that you can buy immediately, you have very low inventory of that particular product line.

(Mike Hughes):

Okay, and then the $400,000 you indicated in the 10-Q for the new IT system, will that all be capitalized or is there an expense component to that?

Steven Healy:

There’s definitely an expense component to it. Approximately three quarters or so will be capitalized and remainder expensed as occurred or expensed in a shorter time frame than the software and hardware that’s capitalized.

(Mike Hughes):

Okay, so just about $100,000 expensed?

Steven Healy:

Approximately.

(Mike Hughes):

Over what time frame?

Steven Healy:

It varies, depending on the classification of the expense. Whether it’s a training cost or consulting fees or configuration is set up different. Consulting fees are expensed or capitalized and then there’s certain support plans within the amount that gets amortized over a one to two year period. So, it’s – it’ll be expensed in the first year, second year it’ll be capitalized and depreciated over the 3-5 year period.

(Mike Hughes):

And when do you expect to have that project completed by?

Steven Healy:

By the end of the year.

(Mike Hughes):

Okay, thank you very much and good job.

Steven Healy:

Thank you, (Mike).

Coordinator:

We have a question from (Jamie Wyland), your line is open.

(Jamie Wyland):

Yes, a couple of questions. The gross margin percentage on gypsum board, is that the same regardless of the price you’re selling it for?

Howard Ehler:

The gypsum – we distribute gypsum wall board from different locations and in each market the margin is somewhat a little bit different, driven by the market conditions within that particular trade area.

The margins will vary depending on where the wall board comes from. If we’re able to locate board on a regular basis, the margins are pretty - are pretty consistent.

If we had the opportunity to locate board, say from an area where there may be an excess of supplies, a temporary supply and we’re able to get additional board, then because additional freight cost involved in that to get it to our customer, to satisfy our customer, the margin may be a little less. So, it does fluctuate.

(Jamie Wyland):

In the past quarter, how much of the sales increase was related to product inflation and how much to increased volume.

Howard Ehler:

We do not have any of those - we don’t have statistics that would indicate that. We have a blend of manufacturing business and distribution business and we just don’t have the ability to separate units as compared to pricing increase.

(Jamie Wyland):

Okay, and as far as seasonality goes, could you kind of give us the percentage of what portion of your net income historically comes in first, second and third quarters?

Howard Ehler:

It really – it would be impossible to come up with that kind of number. Again, our business has a certain degree of fixed costs and in different periods we have different numbers of locations that would be opened or different stages of opening and you just can’t – it’s a number that wouldn’t be meaningful to try to give any indication what it would be historically.

(Jamie Wyland):

But, historically what portion of your volume usually comes in this quarter?

Howard Ehler:

Again, that’s very, very difficult because each year is somewhat unique, particularly as we’ve grown our business and added locations over the past 3-5 years. And what happens is you’ve got a little bit of weather that generally impacts the first two months of the year.

And so historically that causes the first quarter to be less than other quarters. And again because we’re in a cyclical business, the underlying strength of the demand from the construction standpoint plays into the seasonality factors. It makes it almost – it would be impossible to predict what percent of sales the first quarter might represent in a year.

Danny Ponce:

Logic -- this is Mr. Ponce. Logic would tell you that it’s, as Howard started saying, that it’s first two months of the year, obviously in the Southeast United States where there is -- whenever there’s going to be bad weather, usually that’s it, you’re going to get impacted in January and February and you’re going to get impacted in December also because of similar conditions.

So, you know, certainly historically the Q2-Q3 have been our strongest quarters but with where our business has been remixed the last five years, a lot of that is out the window.

(Jamie Wyland):

Got you. Okay, and lastly if you could put these conference calls a little bit later than 8 o’clock in the morning on Monday, it would be a little bit…

Danny Ponce:

Well, I agree with you. This is tough stuff!

(Jamie Wyland):

Okay. Thank, nice job fellows.

Howard Ehler:

Thank you.

Danny Ponce:

Thank you.

Coordinator:

And again as a reminder, if you have a question, please press star 1 now on your touch tone.

I have nothing further from the phone lines at this time.

Danny Ponce:

Okay, thank you very much for your attendance today and as always we are very pleased with what we’ve reported and look forward to a continuing very prosperous 2006. Thank you very much.

Howard Ehler:

Thank you.

Coordinator:

That concludes today’s conference. Thank you for participating. You may disconnect at this time.

END